Exhibit 10.14
Termination Agreement With Respect To
Web Promotion and Technical Service Contract
This Termination Agreement (this “Agreement”) is made by and between the following parties on the 5th day of July, 2010.
Party A: Beijing Dong Fang Xi Mei Investment Consulting Co., Ltd.
Company address: Room 23B1, No 1 Building, Yard 1, Xizhimenwai Dajie, Xicheng District, Beijing (Deshengyuan District)
Party B: Beijing SouFun Technical Development Co., Ltd.
Company address: Room 203, 2/F, Tower 14, 46 South District Service Building, Zhongguancun Dajie, Haidian District, Beijing
WHEREAS: Party A and party B entered into Web Promotion and Technical Service Contract (the "Contract”) dated February 5, 2010. Both Parties hereby agree the following provisions:
1.	Through amicable negotiation, both Parties agree to terminate the Contract. Party A hereby agrees to repay the principal of commitment deposit to Party B. Upon the repayment of the commitment deposit to Party B, there is no debtor-creditor or commercial relationship between both Parties.

2.	This Agreement shall come into force once the authorized representatives of both Parties have signed and affixed their official seals.

3.	Laws of the People’s Republic of China shall be applied for resolving the coming into force, the interpretation, implementation, jurisdiction and dispute of this Agreement.

4.	This Agreement shall be executed in two copies, each of which shall constitute the same instrument.
Intentionally Left Blank

Party A: Beijing Dong Fang Xi Mei Investment Consulting Co., Ltd.

/Seal/ Beijing Dong Fang Xi Mei Investment Consulting Co., Ltd.
Party B: Beijing SouFun Technical Development Co., Ltd.

/Seal/ Beijing SouFun Technical Development Co., Ltd.